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Dohan and Company                         7700 North Kendall Drive, 200
Certified Public Accountants              Miami, Florida     33156-7564
A Professional Association                Telephone      (305) 274-1366
                                          Facsimile      (305) 274-1368
                                          E-mail         info@uscpa.com
                                          Internet        www.uscpa.com











                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 1, for Quorum Ventures, Inc. of our report dated November 23, 2004, relating to financial statements for the period from inception (February 2, 2004) to August 31, 2004..



                                         /s/ Dohan and Company, P.A., CPA's

December 9, 2004



Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants - Private Companies and SEC Practice Sections